UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2018

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 31, 2018, the Company held its Annual Meeting for the purpose of: (i) electing three Class II directors to serve on the Board until the 2021 Annual Meeting of Stockholders; (ii) recommending, by a non-binding advisory vote, the Company’s executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The total number of shares of common stock entitled to vote at the Annual Meeting was 187,852,410, of which 170,930,709 shares, or 90.99%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class II directors to serve on the Board until the 2021 Annual Meeting of Stockholders.

Director	For	Against	Abstentions	Broker Non-Votes
Class II
Dennis Mahoney	95,539,689	1,405,391	431,598	73,580,316
Teresa Bazemore	95,818,111	1,101,913	456,654	73,580,316
Debra Still	95,731,382	1,162,946	482,350	73,580,316

Based on the foregoing votes, Dennis Mahoney, Teresa Bazemore and Debra Still were elected as Class II directors to serve on the Board until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Proposal 2.  A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
91,931,071	4,193,874	1,251,733	73,580,316

Proposal 3.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the current fiscal year.

For	Against	Abstentions
168,440,834	1,401,203	1,088,672

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	June 1, 2018